POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS that the undersigned does hereby make, constitute and appoint each of Andrew J. Surdykowski, Octavia N.
Spencer
and Tate E. Braun (and any other employee of Intercontinental Exchange, Inc.
(the
Company) designated in writing by one of the attorneys-in-fact), acting individually, its
true and lawful attorney, to do and perform any and all acts for and on behalf of the
undersigned to complete, execute and deliver in its name and on its behalf, any and all
filings and any Form ID applications, required to be made by the undersigned under the
Securities Exchange Act of 1934, as amended (the Act), relating to the Company with
respect to securities of the Company that may be deemed to be beneficially owned by the
undersigned under the Act, giving and granting unto each said attorney-in-fact power and
authority to act in the premises as fully and to all intents and purposes as the undersigned
might or could do if personally present by one of its authorized signatories, hereby
ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be
done by virtue hereof.  The undersigned acknowledges that said attorneys-in-fact, in
serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned?s responsibilities to comply with
Section 16
of the Act.

      THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned, until the undersigned is no longer required to
make filings under the Act or until such time as the person or persons to whom power of
attorney has been hereby granted cease(s) to be an employee of the Company or one of its
affiliates.

      IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of March 2, 2022.

                              /s/ Martha A. Tirinnanzi